CHICAGO DENVER FAYETTEVILLE IRVINE KANSAS CITY LOS ANGELES MINNEAPOLIS OKLAHOMA CITY OMAHA PHILADELPHIA RICHMOND SCOTTSDALE SPOKANE WASHINGTON, D.C. WICHITA

EXHIBIT 5.1

December 8, 2015

Bank of the Ozarks, Inc.

17901 Chenal Parkway

Little Rock, Arkansas 72223

Re:	REGISTRATION ON FORM S-3, SEC FILE NO. 333-203388 (THE “REGISTRATION STATEMENT”), OF 2,098,436 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, TO BE ISSUED UNDER RULE 424(b)(5) PROSPECTUS SUPPLEMENT DATED DECEMBER 7, 2015 (THE “PROSPECTUS SUPPLEMENT”)

Ladies and Gentlemen:

We are acting as counsel to Bank of the Ozarks, Inc., an Arkansas corporation (the “Company”) in connection with the registration under the Securities Act of 1933, as amended, of 2,098,436 shares (the “Shares”) of Common Stock, par value $0.01 per share, of the Company issuable pursuant to the Registration Statement and the Prospectus Supplement in a direct sale to certain institutional investors.

We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares to be offered and sold, when issued, delivered and paid for upon the terms and conditions set forth in the Prospectus Supplement, will be legally issued, fully paid, and nonassessable.

In rendering this opinion, we have (i) assumed and have not independently verified (a) that all signatures on all certificates and other documents examined by us are genuine, and that, where any such signature purports to have been made in a corporate, governmental or other capacity, the person who affixed such signature to such certificate or other document had authority to do so, and (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies; and (ii) as to certain factual matters, relied upon certificates of public officials and of the Company and its officers and have not independently checked or verified the accuracy of the factual statements contained therein. In addition, our examination of matters of law has been limited to the Arkansas Business Corporation Act and all applicable provisions of the Arkansas Constitution and reported judicial decisions interpreting such laws and the federal laws of the United States of

KUTAK ROCK LLP

Bank of the Ozarks, Inc.

December 8, 2015

America and reported judicial decisions interpreting such laws, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the referenced Registration Statement on Form S-3. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is furnished to you in connection with the filing of the Registration Statement.

Very truly yours,

/s/ KUTAK ROCK LLP